Exhibit 10.1

SCHEDULE OF MATERIAL DETAILS

The Company entered into the attached contracts with the investors, and such contracts are substantially similar with the exception of the following material terms:

Investor	Original Principal Amount	Shares Subject to Warrants

Investor Company in trust for Peter Lacey	$125,000	250,000

Michael Moretti	$125,000	250,000